UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14C

(Rule 14c-101)

Schedule 14C Information

Information Statement pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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NORTHERN FUNDS

(Name of Registrant as Specified in Its Charter)

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MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT	NOVEMBER 17, 2020

Dear Northern Funds Investor:

As you know, we continually monitor and manage the sub-advisers in your Fund. A dedicated team of investment professionals evaluates the sub-advisers’ performance, portfolios, organizational structure, team composition, investment process and adherence to investment guidelines on an ongoing basis to ensure that each Fund’s sub-advisers maintain an overall investment approach that meets our risk and return objectives. Consistent with this rigorous approach, we have recently made sub-adviser changes within the Multi-Manager Global Real Estate Fund (the “Global Real Estate Fund”) and the Active M International Equity Fund (the “International Equity Fund” and together with the Global Real Estate Fund, the “Funds” and each, a “Fund”).

Each of the Funds utilizes sub-advisers with distinct investment approaches. The Board of Trustees of the Northern Funds (the “Board”) has approved the termination of Brookfield Public Securities Group LLC as a sub-adviser to the Global Real Estate Fund, effective on August 26, 2020, and the appointment of Janus Capital Management, LLC (“Janus”) to sub-advise a portion of the Global Real Estate Fund, effective on or about September 8, 2020. The Board made this decision based upon Northern Trust Investments, Inc.’s (“NTI”) recommendation that Janus would better complement the Fund’s other sub-adviser to help the Fund achieve its risk-return objectives.

The Board also approved the appointment of Polen Capital Management, LLC (“Polen”) to sub-advise a portion of the International Equity Fund, which became effective on or about September 4, 2020. The Board made this decision based upon NTI’s recommendation that Polen would add sub-adviser diversification to help the Fund achieve its risk-return objectives.

Please take a moment to read the enclosed Joint Information Statement that describes the changes discussed above. We believe that these changes are in the best interests of the Funds and their shareholders and assure you that we will continue to closely monitor the Funds’ sub-advisers. If you have any questions about your investment in the Funds, please contact your financial advisor or call (800) 595-9111.

Best regards,

Christopher E. Vella, CFA

Senior Vice President

Northern Trust Investments, Inc.

NOT FDIC INSURED	May lose value/No bank guarantee

50 SOUTH LASALLE STREET	P.O. BOX 75986	CHICAGO, ILLINOIS 60675	800-595-9111	WWW.NORTHERNTRUST.COM/FUNDS

Northern Funds Distributors, LLC, not affiliated with Northern Trust.

MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT

NORTHERN FUNDS—MULTI-MANAGER GLOBAL REAL ESTATE FUND AND ACTIVE M INTERNATIONAL EQUITY FUND

This Joint Information Statement is being provided to the shareholders of the Multi-Manager Global Real Estate Fund (the “Global Real Estate Fund”) and the Active M International Equity Fund (the “International Equity Fund” and together with the Global Real Estate Fund, the “Funds” and each, a “Fund”), each a series of Northern Funds, a Delaware statutory trust (the “Trust”), pursuant to the terms of an exemptive order (the “Order”) that the Trust has received from the U.S. Securities and Exchange Commission (“SEC”). The Order permits the Trust’s investment adviser to terminate sub-advisers, and to engage and enter into and materially amend existing sub-advisory agreements, upon the approval of the Board of Trustees (the “Board” or the “Trustees”) of the Trust, without obtaining shareholder approval. We are NOT asking you for a proxy and you are requested NOT to send us a proxy.

The Joint Information Statement will be available on the Trust’s website at northerntrust.com/informationstatements until February 15, 2021. A paper or email copy of the Joint Information Statement may be obtained, without charge, by contacting the Trust at (800) 595-9111 or sending an e-mail to northern-funds@ntrs.com.

Shareholders of record at the close of business on October 22, 2020 are entitled to receive this Joint Information Statement. A Notice of Availability of this Joint Information Statement is being sent to shareholders of the Funds on or about November 17, 2020.

NTI and the Management Agreement

Northern Trust Investments, Inc. (“NTI”), an indirect subsidiary of Northern Trust Corporation (“NTC”), serves as the investment adviser for the Funds and is responsible for their overall management and administration. NTI is responsible for providing investment advisory services, including making decisions with respect to, and placing orders for, all purchases and sales of portfolio securities for the Funds and for providing administration services under a Management Agreement dated June 30, 2014, as amended, between the Trust and NTI (the “Management Agreement”). The Board supervises the investment advisory services. The Management Agreement also permits NTI, subject to approval by the Board, to delegate to one or more sub-advisers any or all of its portfolio management responsibilities under the Management Agreement pursuant to a written agreement with each sub-adviser, subject to the Order. NTI has delegated substantially all its portfolio management responsibilities for the Funds to sub-advisers, with the exception of cash management services for the Funds. NTI remains responsible for supervision and oversight of the portfolio management services performed by the sub-advisers, including compliance with the Funds’ investment objectives and policies. Shareholders of the Funds approved the Management Agreement at a special meeting of shareholders on May 19, 2014.

NTI is entitled to a management fee as compensation for its advisory services and administration services and the assumption of related expenses. The fee is computed daily and payable monthly, at the annual rates set forth in the table below (expressed as a percentage of each Fund’s respective average daily net assets).

FUND	CONTRACTUAL FEE RATE	AVERAGE DAILY NET ASSETS

Global Real Estate Fund	0.89%	First $1 Billion
	0.863%	Next $1 Billion
	0.837%	Over $2 Billion

International Equity Fund	0.82%	First $1 Billion
	0.795%	Next $1 Billion
	0.771%	Over $2 Billion

Multi-Manager Global Real Estate Fund

Janus Capital Management, LLC and the Janus Agreement

THE JANUS AGREEMENT. At a meeting of the Board held on August 19-20, 2020 (the “Meeting”),1 the Trustees, including a majority of the Trustees who are not “interested persons” of the Trust (as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) (the “Independent Trustees”), voting separately, approved a new sub-advisory agreement (the “Janus Agreement”) with respect to the Global Real Estate Fund between NTI and Janus Capital Management, LLC (“Janus”). Under the Janus Agreement, Janus began managing a portion of the Global Real Estate Fund’s assets effective on or about September 8, 2020.

From December 22, 2014 until August 26, 2020, Brookfield Investment Management Inc. (“Brookfield”) managed a portion of the Global Real Estate Fund’s assets pursuant to a sub-advisory agreement between NTI and Brookfield, dated November 24, 2014 (the “Brookfield Agreement”). The Brookfield Agreement was terminated by the Board upon the recommendation of NTI for portfolio construction and performance-related reasons. NTI

[1]

Pursuant to relief granted by the SEC in light of the COVID-19 pandemic (the “Relief”) and a determination by the Board that reliance on the Relief was appropriate due to circumstances related to the current or potential effects of COVID-19, the Meeting was held through videoconference and telephonically.

MULTI-MANAGER FUNDS	2	NORTHERN INFORMATION STATEMENT

MULTI-MANAGER FUNDS

NOVEMBER 17, 2020

recommended that the Board approve the Janus Agreement based on its evaluation of Janus’ investment advisory operations and capabilities and the potential for Janus’ investment strategy to better complement Massachusetts Financial Services Company (“MFS”) to help the Fund achieve its risk-return objectives. From August 26, 2020 until on or about September 8, 2020, NTI managed the portion of the Global Real Estate Fund previously managed by Brookfield. The Global Real Estate Fund’s remaining assets are managed by MFS.

The Janus Agreement provides that Janus shall, subject to the supervision and oversight of NTI, manage the investment and reinvestment of the portion of the Global Real Estate Fund’s assets that NTI may allocate to Janus. The Janus Agreement provides that generally in selecting brokers or dealers to place orders for transactions (i) on common and preferred stocks, Janus shall use its best judgment to obtain the best overall terms available, and (ii) with respect to all other securities, Janus shall attempt to obtain the best net price and execution. Generally, in assessing the best overall terms available for any transaction, Janus shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, Janus may consider the brokerage and research services provided to the Global Real Estate Fund and/or other accounts over which Janus or an affiliate exercises investment discretion. A broker or dealer providing brokerage and/or research services may receive a higher commission than another broker or dealer would receive for the same transaction.

The Janus Agreement provides that Janus, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased for the Global Real Estate Fund with those to be sold or purchased for such other accounts in order to obtain the best overall terms available and execution with respect to common and preferred stocks and the best net price and execution with respect to all other securities. In such an event, Janus will allocate the securities so purchased or sold, as well as the expenses incurred in the transaction, in the manner it considers to be most fair and equitable over time to the Global Real Estate Fund and to its other accounts. Aggregation may on some occasions operate to the advantage of the Global Real Estate Fund and on other occasions to the disadvantage of the Global Real Estate Fund. The Janus Agreement permits Janus, at its discretion but subject to applicable law, to select the executing broker or dealer among multiple brokers or dealers offering comparable execution and price, on the basis of Janus’ opinion of the reliability and quality of the broker or dealer.

The Janus Agreement provides that Janus shall not be liable for any loss arising out of any portfolio investment or disposition thereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties. The Janus Agreement also provides that NTI will indemnify Janus against certain liabilities and expenses, except that Janus shall not be indemnified for any liability or expenses that result from Janus’ willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Janus’ reckless disregard of its duties under the Janus Agreement.

Generally, the Board or holders of a majority of outstanding voting securities of the Global Real Estate Fund may terminate the Janus Agreement without penalty at any time. NTI may terminate the Janus Agreement immediately upon notice to Janus. The Janus Agreement terminates automatically in the event of an assignment as defined in the 1940 Act or upon termination of the Management Agreement. The Janus Agreement also may be terminated by Janus upon 60 days’ written notice to NTI and the Trust.

The material terms of the Janus Agreement are substantially the same as the terms of the sub-advisory agreement with the other sub-adviser to the Global Real Estate Fund, except for the sub-advisory fees. Janus receives fees from NTI for its services out of the fees that the Global Real Estate Fund pays to NTI under the Management Agreement. The Global Real Estate Fund pays no additional fees directly to Janus. The Global Real Estate Fund would have paid the same amount of management fees to NTI had the Janus Agreement been in effect during the last fiscal year.

INFORMATION ABOUT JANUS. Janus, located at 151 Detroit Street, Denver, Colorado 80206, is a wholly-owned subsidiary of Janus Capital Group Inc., which in turn is a wholly owned subsidiary of Janus Henderson Group plc. As of September 30, 2020, Janus had assets under management of approximately $358.27 billion. Janus provides investment advisory services for domestic and international equity, fixed income, asset allocation and alternative investment strategies. Janus seeks to deliver total return through a combination of appreciation and current income by investing in global real estate securities. Janus employs an investment process based on thorough research which, combined with the team’s proprietary investment valuation framework, allows it to identify companies it believes will outperform over the long term. Janus takes an active approach to building an all capitalization, concentrated portfolio of 50 to 60 real estate securities that is diversified across property types.

NORTHERN INFORMATION STATEMENT	3	MULTI-MANAGER FUNDS

MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS. Set forth below is a list of each executive officer and director of Janus indicating position(s) held with Janus and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o Janus at the address noted above.

NAME	POSITION(S) HELD WITH JANUS	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT

Bruce L. Koepfgen	President	President and Chief Executive Officer, Janus Investment Fund and Janus Aspen Series

Enrique D. Chang	Chief Investment Officer	President and Chief Executive Officer, Janus Detroit Street Trust and Clayton Street Trust

Michelle R. Rosenberg	General Counsel	Other Internal Roles with Janus Henderson Group plc

Brennan A. Hughes	Chief Financial Officer	Other Internal Roles with Janus Henderson Group plc

Kristin B. Mariani	Chief Compliance Officer	Other Internal Roles with Janus Henderson Group plc

John Ingram	Head of Adviser Distribution	Other Internal Roles with Janus Henderson Group plc

OTHER ADVISORY CLIENT. Janus also acts as investment adviser to another mutual fund registered under the 1940 Act, which has a similar investment objective as the Global Real Estate Fund. The table below sets forth certain information with respect to that fund.

NAME OF FUND	NET ASSETS OF FUND	ANNUAL RATE OF ADVISORY FEES	EXPENSE LIMITS

Janus Henderson Global Real Estate Fund	$651.9 million (as of September 30, 2020)	0.85% (Class I shares)	0.91%

Active M International Equity Fund

Polen Capital Management, LLC and the Polen Agreement

THE POLEN AGREEMENT. At the Meeting, the Trustees, including a majority of the Independent Trustees voting separately, approved a new sub-advisory agreement (the “Polen Agreement”) with respect to the International Equity Fund between NTI and Polen Capital Management, LLC (“Polen”). Under the Polen Agreement, Polen began managing a portion of the International Equity Fund’s assets effective on or about September 4, 2020. The International Equity Fund’s remaining assets are currently allocated among WCM Investment Management, LLC, Wellington Management Company LLP, Causeway Capital Management LLC, and Victory Capital Management Inc. NTI recommended that the Board approve the Polen Agreement based on its evaluation of Polen’s investment advisory operations and capabilities and the potential for Polen’s investment strategy to add diversification and help the Fund achieve its risk-return objectives.

The terms and conditions of the Polen Agreement are substantially the same as those of the Janus Agreement and those of the International Equity Fund’s other existing sub-advisory agreements, except for the sub-advisory fees (see pages 2 through 3 for a discussion of these terms). Polen receives fees from NTI for its services out of the fees that the International Equity Fund pays to NTI under the Management Agreement. The International Equity Fund pays no additional fees directly to Polen. The International Equity Fund would have paid the same amount of management fees to NTI had the Polen Agreement been in effect during the last fiscal year.

INFORMATION ABOUT POLEN. Polen, located at 1825 NW Corporate Blvd., Suite 300, Boca Raton, Florida 33431, was founded in 1979 by David Polen. Polen is 71% employee-owned, with 9% owned by Polen Family Holdings, Inc. and 20% owned by iM Square Holding 1, LLC. As of September 30, 2020, Polen had assets under management of approximately $51.71 billion. Polen is an independent registered investment adviser, providing investment advisory services focused on U.S. and International growth-oriented equity strategies. Polen’s investment process focuses on identifying and investing in a concentrated portfolio of high-quality large cap growth companies with durable earnings profiles driven by sustainable competitive advantages, superior financial strength, proven management teams and powerful products/services that can deliver sustainable, above-average earnings growth. Polen believes that maintaining a concentrated portfolio allows for greater long-term return potential that can have a more substantial impact on a portfolio.

MULTI-MANAGER FUNDS	4	NORTHERN INFORMATION STATEMENT

MULTI-MANAGER FUNDS

NOVEMBER 17, 2020

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS. Set forth below is a list of each executive officer and director of Polen indicating position(s) held with Polen and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o Polen at the address noted above.

NAME	POSITION(S) HELD WITH POLEN	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT

Stanley C. Moss	Chief Executive Officer	None

Daniel A. Davidowitz	Co-Head of Team, Portfolio Manager and Analyst	None

Damon A. Ficklin	Co-Head of Team, Portfolio Manager and Analyst	None

Brian D. Goldberg	General Counsel and Chief Compliance Officer	None

OTHER ADVISORY AND SUB-ADVISORY CLIENTS. Polen also acts as investment adviser or sub-adviser to the other SEC-registered investment companies listed below, which have similar investment objectives as the International Equity Fund. The table below sets forth certain information with respect to each fund.

NAME OF FUND	NET ASSETS OF FUND	ANNUAL RATE OF ADVISORY OR SUB-ADVISORY FEES	EXPENSE LIMITS

Polen International Growth Fund	$383,669,702 (as of September 30, 2020)	0.85% (Institutional class)	1.10%

BBR ALO Fund, LLC	$267,490,512 (as of September 30, 2020)*	0.35%**	None
*	Portion sub-advised by Polen
**	Sub-Advisory Fee

Approval of Janus Agreement

TRUSTEES’ CONSIDERATIONS IN APPROVING THE JANUS AGREEMENT

The Janus Agreement was approved by the Board, including the Independent Trustees voting separately, at the Meeting. The Trustees reviewed and discussed information and written materials from NTI about Janus including: (i) the nature and quality of the investment advisory services to be provided by Janus, and the experience and qualifications of the personnel providing such services; (ii) Janus’ financial condition, history of operations and ownership structures; (iii) Janus’ brokerage and soft dollar practices; (iv) Janus’ investment strategies and styles of investing; (v) Janus’ performance history with respect to accounts or funds managed similarly to the Global Real Estate Fund and hypothetical performance information and portfolio attributes; (vi) information with respect to Janus’ risk management and cybersecurity programs and Janus’ compliance policies and procedures (including its code of ethics) and the Trust’s Chief Compliance Officer’s (the “CCO”) evaluation of such policies and procedures, as well as Janus’ regulatory history; (vii) Janus’ conflicts of interest in managing the Global Real Estate Fund, including Janus’ financial or business relationships with NTI and its affiliates, if any; and (viii) the terms of the Janus Agreement. The Trustees also considered NTI’s discussion of the reasons that it anticipated that Janus may improve the performance of the Global Real Estate Fund. The Trustees also discussed the proposed allocation of assets among Janus and MFS.

In evaluating the Janus Agreement, the Trustees gave weight to various factors but did not identify any single factor as controlling their decision, and each Trustee may have attributed different weight to different factors. However, the Trustees relied upon the recommendations and performance evaluations of NTI with respect to Janus.

Nature, Extent and Quality of Services

The Trustees considered the information and evaluations provided by NTI with respect to Janus’ operations, qualifications, performance and experience in managing the type of strategy for which Janus was proposed to be engaged in connection with the Global Real Estate Fund. The Board also considered NTI’s evaluation of Janus’ ability to add alpha to the Global Real Estate Fund’s returns. The Trustees also reviewed the CCO’s evaluation of Janus’ compliance program, noting that the CCO believed the program to be satisfactory and in compliance with regulatory requirements. The Trustees concluded that Janus was able to provide quality services to the Global Real Estate Fund.

NORTHERN INFORMATION STATEMENT	5	MULTI-MANAGER FUNDS

MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT

Fees, Expenses and Performance

With respect to the sub-advisory fees, the Trustees considered that Janus would be paid by NTI out of its management fees and not by the Global Real Estate Fund. The Trustees also believed, based on NTI’s representations, that the Janus Agreement had been negotiated at arm’s-length between NTI and Janus. The Trustees also considered comparisons of Janus’ fees at various asset levels of the Global Real Estate Fund and in relation to MFS. The Trustees also compared Janus’ fees in relationship to its other similar institutional accounts. Finally, the Trustees considered NTI’s representations that the fees to be paid to Janus were reasonable in light of the anticipated quality of the services to be performed by it.

The Trustees also considered the projected profitability to NTI of the Global Real Estate Fund before and after the addition of Janus. These comparisons showed that NTI’s profitability slightly increased. The Trustees did not consider Janus’ projected profitability as they did not consider it to be particularly relevant because NTI would be paying Janus out of the management fee that NTI received from the Global Real Estate Fund. The Trustees therefore believed that NTI had an incentive to negotiate the lowest possible sub-advisory fees.

The Trustees considered and evaluated Janus’ performance information with respect to its other accounts using the same investment strategy and NTI’s evaluation of that performance. The Trustees reviewed reports prepared by NTI showing the hypothetical performance of Janus over various time periods if Janus had been managing the Global Real Estate Fund along with MFS. The Trustees also considered Janus’ actual performance record in the strategy for which it was being engaged and against relevant performance benchmarks. It was noted that Janus had a different style than MFS, and that its style would underperform in various market environments. The Trustees concluded, based upon the information provided, that Janus’ performance record in its strategy was generally satisfactory.

Economies of Scale

The Trustees considered information prepared by NTI that showed the impact on NTI’s net management fee (after payment of sub-advisory fees) at various asset levels. They took into account the levels of aggregate sub-advisory fees at various asset levels, including breakpoints in the sub-advisory fee structures. However, the Trustees generally considered economies of scale with respect to the Global Real Estate Fund primarily at the management fee level given that NTI would be paying Janus out of its management fee. It was noted by the Trustees that Janus had a breakpoint in its sub-advisory fee structure.

Other Benefits

The Trustees considered other benefits derived or to be derived by Janus as a result of its relationships with the Global Real Estate Fund. The Trustees also considered the other relationships that Janus had with NTI or its affiliates.

Based on the Trustees’ deliberations and the recommendations by NTI, the Trustees concluded that the proposed fee to be paid to Janus was reasonable in light of the services to be provided by it and that the Janus Agreement should be approved.

Approval of Polen Agreement

TRUSTEES’ CONSIDERATIONS IN APPROVING THE POLEN AGREEMENT

The Polen Agreement was approved by the Board, including the Independent Trustees voting separately, at the Meeting. The Trustees reviewed and discussed information and written materials from NTI about Polen including: (i) the nature and quality of the investment advisory services to be provided by Polen and the experience and qualifications of the personnel providing such services; (ii) Polen’s financial condition, history of operations and ownership structures; (iii) Polen’s brokerage and soft dollar practices; (iv) Polen’s investment strategies and styles of investing; (v) Polen’s performance history with respect to accounts or funds managed similarly to the International Equity Fund and hypothetical performance information and portfolio attributes; (vi) information with respect to Polen’s risk management and cybersecurity programs and Polen’s compliance policies and procedures (including its code of ethics) and the Trust’s CCO’s evaluation of such policies and procedures, as well as Polen’s regulatory history; (vii) Polen’s conflicts of interest in managing the International Equity Fund, including Polen’s financial or business relationships with NTI and its affiliates, if any; and (viii) the terms of the Polen Agreement. The Trustees also considered NTI’s discussion of the reasons that it anticipated that Polen may improve the performance of the International Equity Fund. The Trustees also discussed the proposed allocation of assets among Polen and the other sub-advisers to the International Equity Fund.

In evaluating the Polen Agreement, the Trustees gave weight to various factors but did not identify any single factor as controlling their decision, and each Trustee may have attributed different weight to different factors. However, the Trustees relied upon the recommendations and performance evaluations of NTI with respect to Polen.

MULTI-MANAGER FUNDS	6	NORTHERN INFORMATION STATEMENT

MULTI-MANAGER FUNDS

NOVEMBER 17, 2020

Nature, Extent and Quality of Services

The Trustees considered the information and evaluations provided by NTI with respect to Polen’s operations, qualifications, performance and experience in managing the type of strategy for which Polen was proposed to be engaged in connection with the International Equity Fund. The Board also considered NTI’s evaluation of Polen’s ability to add alpha to the International Equity Fund’s returns. They also noted that Polen had previously served as sub-adviser to another multi-manager fund in a different strategy. The Trustees also reviewed the CCO’s evaluation of Polen’s compliance program, noting that the CCO believed the program to be satisfactory and in compliance with regulatory requirements. The Trustees concluded that Polen was able to provide quality services to the International Equity Fund.

Fees, Expenses and Performance

With respect to the sub-advisory fees, the Trustees considered that Polen would be paid by NTI out of its management fees and not by the International Equity Fund. The Trustees also believed, based on NTI’s representations, that the Polen Agreement had been negotiated at arm’s-length between NTI and Polen. The Trustees also considered comparisons of Polen’s fees at various asset levels of the International Equity Fund and in relation to the other sub-advisers to the International Equity Fund. The Trustees also compared Polen’s fees in relationship to its other similar institutional accounts. Finally, the Trustees considered NTI’s representations that the fees to be paid to Polen were reasonable in light of the anticipated quality of the services to be performed by it.

The Trustees also considered the projected profitability to NTI of the International Equity Fund before and after the addition of Polen. These comparisons showed that NTI’s profitability slightly increased. The Trustees did not consider Polen’s projected profitability as they did not consider it to be particularly relevant because NTI would be paying Polen out of the management fee that NTI received from the International Equity Fund. The Trustees therefore believed that NTI had an incentive to negotiate the lowest possible sub-advisory fees.

The Trustees considered and evaluated Polen’s performance information with respect to its other accounts using the same investment strategy and NTI’s evaluation of that performance. The Trustees reviewed reports prepared by NTI showing the hypothetical performance of Polen over various time periods if Polen had been managing the International Equity Fund along with the other sub-advisers to the International Equity Fund. The Trustees also considered Polen’s actual performance record in the strategy for which it was being engaged and against relevant performance benchmarks. It was noted that Polen had a different style than the other sub-advisers, and that its style would underperform in various market environments. The Trustees concluded, based upon the information provided, that Polen’s performance record in its strategy was generally satisfactory.

Economies of Scale

The Trustees considered information prepared by NTI that showed the impact on NTI’s net management fee (after payment of sub-advisory fees) at various asset levels. They took into account the levels of aggregate sub-advisory fees at various asset levels, including breakpoints in the sub-advisory fee structures. However, the Trustees generally considered economies of scale with respect to the International Equity Fund primarily at the management fee level given that NTI would be paying Polen out of its management fee. It was noted by the Trustees that Polen had a breakpoint in its sub-advisory fee structure.

Other Benefits

The Trustees considered other benefits derived or to be derived by Polen as a result of its relationships with the International Equity Fund. The Trustees also considered the other relationships that Polen had with NTI or its affiliates, including other sub-advisory relationships to portfolios managed by NTI.

Based on the Trustees’ deliberations and the recommendations by NTI, the Trustees concluded that the proposed fee to be paid to Polen was reasonable in light of the services to be provided by it and that the Polen Agreement should be approved.

Additional Information

MANAGEMENT AND SUB-ADVISORY FEES. For the fiscal year ended March 31, 2020, the Global Real Estate Fund and the International Equity Fund paid management fees to NTI, and NTI paid sub-advisory fees to the Funds’ sub-advisers, in the aggregate amounts and as a percentage of the Funds’ average daily net assets, set forth in the chart below.

FUND	MANAGEMENT FEES PAID TO NTI BY FUND		SUB-ADVISORY FEES PAID TO SUB-ADVISERS BY NTI

Global Real Estate Fund	$949,544	0.89%	$479,717	0.45%

International Equity Fund	$7,032,475	0.82%	$3,496,220	0.41%

NORTHERN INFORMATION STATEMENT	7	MULTI-MANAGER FUNDS

MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT

As of June 30, 2020, the Trust’s Trustees and officers as a group owned beneficially less than 1% of the outstanding shares of each Fund.

No brokerage commissions were paid by the Funds to any direct or indirect affiliated persons (as defined in the 1940 Act) of the Funds for the fiscal year ended March 31, 2020.

INFORMATION ABOUT NTI. NTI is an Illinois State Banking Corporation and an investment adviser registered under the Investment Advisers Act of 1940. NTI is an indirect subsidiary of NTC. Each of these entities is located at 50 South LaSalle Street, Chicago, IL 60603.

The list below shows each executive officer, director and certain other officers of NTI indicating position(s) held with NTI and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o NTI at the address noted above.

NAME	POSITION(S) HELD WITH NTI	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT

John Abunassar	Director and Executive Vice President	None

Joseph W. McInerney	Senior Vice President and Chief Risk Officer	None

Robert P. Browne	Director, Executive Vice President, Chief Investment Officer and Senior Trust Officer	50 South Capital Advisors, LLC — Chief Investment Officer

Craig R. Carberry	Senior Vice President, Chief Legal Counsel and Secretary	50 South Capital Advisors, LLC — Secretary; Alpha-Core Strategies Fund — Secretary; Belvedere Advisers LLC — Chief Legal Officer and Secretary; FlexShares Trust — Chief Legal Officer; Northern Funds — Chief Legal Officer; Northern Institutional Funds — Chief Legal Officer and The Northern Trust Company — Deputy General Counsel and Senior Vice President

Darlene Chappell	Vice President and Anti-Money Laundering Compliance Officer	50 South Capital Advisors, LLC — AML Compliance Officer; Northern Funds — AML Compliance Officer; Northern Institutional Funds — AML Compliance Officer; and FlexShares Trust — AML Compliance Officer

Jose J. Del Real	Senior Vice President, Assistant General Counsel and Assistant Secretary	The Northern Trust Company — Assistant General Counsel and Senior Vice President; Northern Funds — Secretary; Northern Institutional Funds — Secretary; and FlexShares Trust — Secretary

Peter K. Ewing	Director and Senior Vice President	The Northern Trust Company — Senior Vice President; Northern Funds — President and Principal Executive Officer; Northern Institutional Funds — President and Principal Executive Officer; and FlexShares Trust — President and Principal Executive Officer

Sheri B. Hawkins	Director and Senior Vice President	None

Archana Kumar	Senior Vice President and Chief Operating Officer	None

Maya G. Teufel	Senior Vice President and Chief Compliance Officer	FlexShares Trust — Chief Compliance Officer

Shundrawn A. Thomas	Director, President, Chief Executive Officer and Chairman	The Northern Trust Company — Executive Vice President

Ryan M. Wickert	Senior Vice President, Chief Financial Officer and Treasurer	None

Darek Wojnar	Director and Executive Vice President	Northern Funds — Trustee; Northern Institutional Funds — Trustee; and FlexShares Trust — Trustee

INFORMATION ABOUT THE DISTRIBUTOR AND ADMINISTRATOR. Northern Funds Distributors, LLC, with principal offices at Three Canal Plaza, Suite 100, Portland, ME 04101, serves as the Funds’ distributor. NTI acts as administrator for the Funds. The Northern Trust Company (“TNTC”), located at 50 South LaSalle Street, Chicago, IL 60603, serves as transfer agent, custodian and sub-administrator to the Funds.

SHAREHOLDER REPORTS. The Funds will furnish, without charge, copies of their annual reports dated March 31, 2020 to any shareholder upon request addressed to: Northern Funds, P.O. Box 75986, Chicago, IL 60675-5986, by telephone at (800) 595-9111, or by e-mail at northern-funds@ntrs.com.

SHARE OWNERSHIP INFORMATION. As of October 22, 2020, the record date for shareholders receiving this Joint Information Statement, the Global Real Estate Fund and the International Equity Fund had 15,112,542 and 54,047,320 shares outstanding, respectively.

MULTI-MANAGER FUNDS	8	NORTHERN INFORMATION STATEMENT

MULTI-MANAGER FUNDS

NOVEMBER 17, 2020

As of October 22, 2020, TNTC and its affiliates held of record more than 25% of the outstanding shares of the Funds as agent, custodian, trustee or investment adviser on behalf of their customers.

As of October 22, 2020, the names and share ownership of the entities or individuals that held of record or beneficially owned 5% or more of the outstanding shares of the Global Real Estate Fund was as follows:

NAME OF FUND	NAME OF ENTITY OR INDIVIDUAL	NUMBER OF SHARES	% OF FUND

Global Real Estate Fund	Wells Fargo Bank NA P.O. Box 1533 Minneapolis, MN 55480-1533	2,982,028	19.74%

	The Santa Ynez Band of Mission Indians 50 S. La Salle St. Chicago, IL 60603	1,075,614	7.12%

As of October 22, 2020, no other entities or individuals held of record or beneficially owned 5% or more the outstanding shares of the International Equity Fund.

MULTIPLE SHAREHOLDERS IN A HOUSEHOLD. If you are a member of a household in which multiple shareholders of the Funds share the same address, and the Funds or your broker or bank (for “street name” accounts) has received consent to household material, then the Funds or your broker or bank may have sent to your household only one copy of this Joint Information Statement, unless the Funds or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Joint Information Statement, the Funds will deliver promptly a separate copy of this Joint Information Statement to you upon written or oral request. To receive a separate copy of this Joint Information Statement, or if you would like to receive a separate copy of future information statements, proxy statements, prospectuses or annual reports, please contact Northern Funds by calling (800) 595-9111, by mail at Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986 or by e-mail at northern-funds@ntrs.com. On the other hand, if you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact Northern Funds at the telephone number or address stated above. If your shares are held in street name, please contact your broker or bank.

SHAREHOLDER PROPOSALS. The Trust is not required, nor does it intend, to hold annual meetings of shareholders. Meetings of shareholders of the Trust, or any series or class thereof, may be called by Trustees, certain officers or upon the written request of holders of 10% or more of the shares entitled to vote at such meeting. The power to call a vote with respect to shareholders of the Funds is vested exclusively in the Board. To the extent required by law, the Trust will assist in shareholder communications in connection with a meeting called by shareholders. The shareholders of the Trust will have voting rights only with respect to the limited number of matters specified in the Trust Agreement and such other matters as the Trustees may determine or may be required by law. Any shareholders desiring to present a proposal for consideration at the next meeting for shareholders of a Fund must submit the proposal in writing so that it is received by the Fund within a reasonable time before any meeting. These proposals should be sent to the Trust at 50 South LaSalle Street, Chicago, Illinois 60603.

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NORTHERN INFORMATION STATEMENT	11	MULTI-MANAGER FUNDS

50 South LaSalle Street P.O. Box 75986 Chicago, Illinois 60675-5986 800-595-9111 northerntrust.com/funds	MM STM	(11/20)

NORTHERN FUNDS

50 South LaSalle Street

P.O. Box 75986

Chicago, Illinois 60675-5986

800-595-9111

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF JOINT INFORMATION STATEMENT

This communication presents only an overview of the Joint Information Statement that is available to you on the internet relating to the Multi-Manager Global Real Estate Fund (the “Global Real Estate Fund”) and the Active M International Equity Fund (the “International Equity Fund” and together with the Global Real Estate Fund, the “Funds”). The Funds are series of Northern Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Joint Information Statement.

The following material is available for view: Joint Information Statement

The Joint Information Statement describes recent sub-adviser changes relating to the Funds. Specifically, the Board of Trustees of the Trust (the “Board”) has approved the termination of Brookfield Public Securities Group LLC as a sub-adviser to the Global Real Estate Fund, effective on August 26, 2020, and the appointment of Janus Capital Management, LLC to sub-advise a portion of the Global Real Estate Fund, effective on or about September 8, 2020. The Board also approved the appointment of Polen Capital Management, LLC to sub-advise a portion of the International Equity Fund, effective on or about September 4, 2020.

The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows certain sub-adviser changes to be made without shareholder approval. The Order instead requires that an information statement be sent to shareholders of the Funds. In lieu of physical delivery of the Joint Information Statement, the Funds will make the Joint Information Statement available to you on the Trust’s website.

This Notice of Internet Availability of the Joint Information Statement is being mailed on or about November 17, 2020 to shareholders of record of the Funds as of October 22, 2020. The Joint Information Statement will be available on the Trust’s website at https://www.northerntrust.com/informationstatements until February 15, 2021. A paper or e-mail copy of the Joint Information Statement may be obtained, without charge, by contacting the Trust at 800-595-9111 or sending an e-mail to northern-funds@ntrs.com.

If you want to receive a paper or e-mail copy of the Joint Information Statement, you must request one. A copy of the Joint Information Statement may be obtained upon request and without charge. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

MM NOTICE (11/20)